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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 19, 2001


                             HAWAIIAN AIRLINES, INC.
               (Exact name of registrant as specified in charter)


           HAWAII                       1-8836                  99-0042880
(State or other jurisdiction   (Commission file number)        (IRS Employer
     of incorporation)                                    identification number)


             3375 KOAPAKA ST., SUITE G350                       96819-1869
                   HONOLULU, HAWAII                             (Zip code)
       (Address of principal executive offices)

       Registrant's telephone number, including area code: (808) 835-3700


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ITEM 5.  OTHER EVENTS

                  On December 19, 2001, Hawaiian Airlines, Inc. ("HAWAIIAN") entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") among Hawaiian, Aloha Airgroup, Inc. ("ALOHA"), TurnWorks Acquisition III, Inc. ("Holdco") and TurnWorks, Inc. ("TURNWORKS"), pursuant to which each of Hawaiian and Aloha has agreed to become a subsidiary of Holdco (the "MERGER").

                  Hawaiian will merge into a wholly-owned subsidiary of Holdco, which will be a Delaware limited liability company ("HAWAIIAN LLC"), with Hawaiian LLC as the surviving entity, and Aloha will merge into a wholly-owned subsidiary of Holdco, which will also be a Delaware limited liability company ("ALOHA LLC"), with Aloha LLC as the surviving entity. Under certain circumstances depending upon whether a certain tax ruling is obtained or a tax opinion may be given, the Merger Agreement provides for an alternative structure, pursuant to which Hawaiian will merge into Holdco, with Holdco as the surviving entity, and Holdco will contribute all of the assets and liabilities that it receives in the Merger to a wholly-owned subsidiary of Holdco, which will be a Delaware corporation ("HAWAIIAN CORP"), and Aloha will merge into a wholly-owned subsidiary of Holdco, which will also be a Delaware corporation ("ALOHA CORP"), with Aloha Corp as the surviving entity. In each structure, Hawaiian stockholders will receive for each share of Hawaiian Common Stock, par value $.01 per share ("HA COMMON STOCK"), one share of Common Stock of Holdco, par value $.0001 ("HOLDCO COMMON STOCK"), and $2.00 in principal amount of 8% Senior Notes due 2008 to be issued by Holdco (the "NOTES"). The Merger is expected to be tax-free to the Hawaiian stockholders, except with respect to the receipt of Notes or cash. Upon completion of the Merger, Holdco will change its name to "Aloha Holdings, Inc." After the Merger described above and the AIP Merger described below, Hawaiian stockholders will own approximately 52% of Holdco Common Stock and Aloha stockholders will own approximately 28% of Holdco Common Stock. The remaining 20% of Holdco Common Stock will be owned by TurnWorks, which is owned by Greg Brenneman, who will be Chairman and CEO of Holdco. In the Merger, as required by the Certificate of Incorporation of Hawaiian, the holders of the outstanding shares of Special Preferred Stock of Hawaiian, par value $.01 per share, will receive, for each such share, one share of Holdco Common Stock and $2.00 in principal amount of Notes.

                  In connection with the Merger, Airline Investors Partnership, L.P., ("AIP"), which owns approximately 53% of the HA Common Stock, entered into a voting agreement (the "AIP VOTING AGREEMENT") pursuant to which AIP has committed to vote its shares of HA Common Stock in favor of the Merger. Additionally, each of the general partner and the sole limited partner of AIP ("AIP-GP" and "AIP-LP", respectively), together with Holdco and TurnWorks, have entered into an Agreement and Plan of Merger, dated as of December 19, 2001, (the "AIP MERGER AGREEMENT"), pursuant to which AIP-GP and AIP-LP will merge into Holdco (the "AIP MERGER"), with Holdco as the surviving entity. AIP LLC ("AIP LLC"), which will hold the shares of capital stock of AIP-GP and AIP-LP, will receive 18,181,818 shares of Holdco Common Stock, Notes with an aggregate principal amount of $36,363,636, and $10,000,000 in cash in the AIP Merger.


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                  Upon consummation of the mergers described above, AIP LLC, along with TurnWorks and the controlling stockholders of Aloha, will have representatives on the Board of Directors of Holdco through the issuance of shares of Special Preferred Stock of Holdco. Pursuant to the terms of the existing collective bargaining agreements of Hawaiian with the Air Line Pilots Association, the International Association of Machinists and the Association of Flight Attendants, the unions who represent employees of Hawaiian will also be issued shares of Special Preferred Stock of Holdco and to have Board representatives.

                  Consummation of the transactions contemplated above are subject to numerous conditions, including the receipt of all regulatory approvals, as well as stockholder approval. The vote required for approval of the Merger by the Hawaiian stockholders is the affirmative vote of the holders of at least 75% of the outstanding HA Common Stock and Special Preferred Stock voting as a class. In addition, it is a closing condition that the Merger also receive the affirmative vote of at least a majority of "Qualified Shares", as such term is used in Section 414-264 of the Hawaii Business Corporation Act.

                  Copies of each of the Merger Agreement, the AIP Merger Agreement and the AIP Voting Agreement are filed herewith as exhibits, and are incorporated herein by reference thereto. The summary of each of the Merger and the AIP Merger as noted above are qualified in their entirety by reference to each of the Merger Agreement and the AIP Merger Agreement. All investors are encouraged to read carefully and in their entirety, the Merger Agreement, the AIP Merger Agreement, the Voting Agreement and the press release, each attached to this report as exhibits.


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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

                  (c)      Exhibits


       EXHIBIT    DESCRIPTION
       -------    -----------

         2.1 Agreement and Plan of Merger, dated as of December 19, 2001, among Aloha Airgroup, Inc., a Hawaii corporation, Hawaiian Airlines, Inc., a Hawaii corporation, TurnWorks Acquisition III, Inc., a wholly-owned subsidiary of TurnWorks, Inc. and a Delaware corporation, and TurnWorks, Inc., the sole stockholder of TurnWorks, Inc. and a Texas corporation.

         99.1 Agreement and Plan of Merger, dated as of December 19, 2001, among AIP General Partner, Inc., a Delaware corporation, AIP Inc., a Delaware corporation, TurnWorks Acquisition III, Inc., a wholly-owned subsidiary of TurnWorks, Inc. and a Delaware corporation, and TurnWorks, Inc., the sole stockholder of Holdco and a Texas corporation.

         99.2 Voting Agreement, dated as of December 19, 2001, among Airline Investors Partnership, L.P., a Delaware limited partnership, Aloha Airgroup, Inc., a Hawaii corporation and TurnWorks Acquisition III, Inc., a Delaware corporation to be renamed Aloha Holdings, Inc.

         99.3     Text of Press Release, dated December 19, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HAWAIIAN AIRLINES, INC.

Date:  December 20, 2001                    BY:  /s/ Paul J. Casey
                                                 -------------------------------
                                                 Paul J. Casey
                                                 VICE CHAIRMAN AND CEO


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                                  EXHIBIT INDEX


        EXHIBIT   DESCRIPTION
        -------   -----------

         2.1 Agreement and Plan of Merger, dated as of December 19, 2001, among Aloha Airgroup, Inc., a Hawaii corporation, Hawaiian Airlines, Inc., a Hawaii corporation, TurnWorks Acquisition III, Inc., a wholly-owned subsidiary of TurnWorks, Inc. and a Delaware corporation, and TurnWorks, Inc., the sole stockholder of TurnWorks, Inc. and a Texas corporation.

         99.1 Agreement and Plan of Merger, dated as of December 19, 2001, among AIP General Partner, Inc., a Delaware corporation, AIP Inc., a Delaware corporation, TurnWorks Acquisition III, Inc., a wholly-owned subsidiary of TurnWorks, Inc. and a Delaware corporation, and TurnWorks, Inc., the sole stockholder of Holdco and a Texas corporation.

         99.2 Voting Agreement, dated as of December 19, 2001, among Airline Investors Partnership, L.P., a Delaware limited partnership, Aloha Airgroup, Inc., a Hawaii corporation and TurnWorks Acquisition III, Inc., a Delaware corporation to be renamed Aloha Holdings, Inc.

         99.3     Text of Press Release, dated December 19, 2001.